AMENDED AND RESTATED MORTGAGES TRUST DEED       EXHIBIT 4.2.1

                               21 NOVEMBER 2007

                             BANK OF SCOTLAND PLC

                                      and

                       PERMANENT FUNDING (NO. 1) LIMITED

                                      and

                       PERMANENT FUNDING (NO. 2) LIMITED

                                      and

                      PERMANENT MORTGAGES TRUSTEE LIMITED

                                      and

                             SFM OFFSHORE LIMITED

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Construction.........................................2
2.       Creation of Mortgages Trust..........................................2
3.       Conditions Precedent.................................................3
4.       Acquisition by Funding 1 and/or Funding 2 of an Increased Interest
         in the Trust Property................................................4
5.       Initial Funding 1 Share, Initial Seller Share and Initial Funding
         2 Share..............................................................8
6.       Acquisition by Seller of an Interest Relating to Capitalised
         Interest.............................................................9
7. Payment by the Seller, Funding 1 and/or Funding 2 to Funding 1 or Funding 2 of the Amount Outstanding under an Intercompany Loan or the Master Intercompany Loan.........................................9
8.       Adjustment of Funding 1 Share Percentage, Funding 2 Share
         Percentage and Seller Share Percentage on Calculation Dates.........10
9.       Minimum Seller Share................................................14
10.      Allocation and Distribution of Revenue Receipts.....................15
11.      Allocation and Distribution of Principal Receipts...................17
12.      Allocation of Losses................................................20
13.      New Beneficiary of the Mortgages Trust..............................20
14.      Ledgers.............................................................21
15.      Costs and Expenses of the Mortgages Trustee.........................21
16.      Directions from Beneficiaries.......................................21
17.      Transfers...........................................................23
18.      Covenants of the Mortgages Trustee..................................24
19.      Power to Delegate...................................................25
20.      Powers of Investment................................................25
21.      Other Provisions Regarding the Mortgages Trustee....................25
22.      No Retirement of Mortgages Trustee..................................26
23.      Termination.........................................................27
24.      Further Assurances..................................................27
25.      Amendments..........................................................27
26.      Non Petition Covenant...............................................28
27.      No Partnership or Agency............................................28
28.      Calculations........................................................28
29.      No Waiver; Remedies.................................................28
30.      Execution in Counterparts/Severability..............................28
31.      Tax.................................................................28
32.      Confidentiality.....................................................29
33.      Exclusion of Third Party Rights.....................................29
34.      Addresses for Notices...............................................30
35.      Governing Law and Submission to Jurisdiction........................31
36.      Exclusion of Trustee Act 2000.......................................31

Signatories..................................................................32

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THIS AMENDED AND RESTATED MORTGAGES TRUST DEED (this DEED) is made as a deed on
21 November 2007 between:

(1) BANK OF SCOTLAND PLC (registered number SC327000) (formerly The Governor and Company of the Bank of Scotland), a public limited company incorporated under the laws of Scotland whose registered office is at The Mound, Edinburgh, EH1 1YZ (acting in its capacities as the SELLER, a BENEFICIARY and the CASH MANAGER);

(2) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (acting in its capacities as a BENEFICIARY and FUNDING 1);

(3) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (acting in its capacities as a BENEFICIARY and FUNDING 2);

(4) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (acting in its capacity as the MORTGAGES TRUSTEE); and

(5) SFM OFFSHORE LIMITED (registered number 76015), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (acting in its capacity as the SHARE TRUSTEE).

WHEREAS:

(A) On 13 June 2002 the Share Trustee assigned the Initial Trust Property to the Mortgages Trustee and the Mortgages Trustee declared that it held and would hold the Trust Property on trust absolutely for the benefit of Funding 1 and Halifax (then in its capacity as the Seller) on the terms and subject to the conditions set out in the Mortgages Trust Deed dated such date.

(B) Pursuant to the terms of the Seller Mortgages Trust Assignment Agreement, Funding 2 acquired a portion of Halifax's beneficial interest in the Mortgages Trust on 17 October 2006.

(C) On the Reorganisation Date, pursuant to the HBOS Group Reorganisation Act 2006, The Governor and Company of the Bank of Scotland was registered as a public company under the Companies Act 1985 and changed its name to Bank of Scotland plc and the business and all property and liabilities of Halifax (including its beneficial interest in the Mortgages Trust and its rights and obligations under the Mortgages Trust Deed) were transferred to Bank of Scotland.

(D) The Mortgages Trustee holds the Trust Property as bare trustee for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

                                       1

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(E)      The Seller carries on the business of, inter alia, originating residential first mortgage loans to individual Borrowers in the United Kingdom including under the Halifax brand and of managing and administering such mortgage loans and residential first mortgage loans that were originated by Halifax. Halifax assigned the Initial Portfolio to the Mortgages Trustee on 14 June 2002 and (from time to time) has sold New Portfolios to the Mortgages Trustee, pursuant to the terms of the Mortgage Sale Agreement. Bank of Scotland may sell further New Portfolios to the Mortgages Trustee pursuant to the terms of the Mortgage Sale Agreement. The Initial Portfolio is, and any New Portfolios are and shall be, held by the Mortgages Trustee (in relation to Scottish Loans, in its capacity as beneficiary under a Scottish Declaration of Trust) on trust for the Beneficiaries upon, with and subject to the trusts, powers and provisions of the Mortgages Trust Deed.

(F) The parties to the Mortgages Trust Deed have agreed to further amend and restate the terms of the Mortgages Trust Deed on the date hereof as set out herein.

NOW THIS DEED WITNESSES:

1.       DEFINITIONS AND CONSTRUCTION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 3 of the Master Definitions and Construction Schedule.

1.2 This Deed amends and restates the mortgages trust deed made on 13 June 2002 as amended and restated on 6 March 2003, 25 November 2003, 12 March 2004, 22 July 2004, 18 November 2004, 23 March 2005, 22 March
         2006 and 17 October 2006 (the PRINCIPAL DEED). As of the date of this Deed, any future rights or obligations (excluding such obligations accrued to the date of this Deed) of a party under the Principal Deed shall be extinguished and shall instead be governed by this Deed, provided that the Mortgages Trust shall not be terminated as a result thereof but shall continue on the terms of the Principal Deed as amended by this Deed.

2.       CREATION OF MORTGAGES TRUST

2.1      INITIAL TRUST PROPERTY

         On 13 June 2002 the Share Trustee assigned the Initial Trust Property to the Mortgages Trustee and the Mortgages Trustee declared that it held the Initial Trust Property on trust absolutely as to both capital and income by the Mortgages Trustee for the benefit, as beneficial tenants in common, of Halifax (then in its capacity as the Seller) as to the Initial Seller Share Percentage and Funding 1 as to the Initial Funding 1 Share Percentage.

2.2      INITIAL CLOSING TRUST PROPERTY

         Pursuant to the provisions of the Mortgage Sale Agreement, Halifax (then in its capacity as the Seller) assigned the Initial Closing Trust Property to the Mortgages Trustee on the Initial Closing Date.

                                       2

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2.3      FUTURE TRUST PROPERTY

         From time to time and pursuant to the Mortgage Sale Agreement, Halifax (then in its capacity as the Seller) has sold and Bank of Scotland (in its capacity as the Seller since the Reorganisation Date) intends to sell the Future Trust Property to the Mortgages Trustee.

2.4      TRUST PROPERTY

         Subject to CLAUSE 3.4, the Mortgages Trustee shall hold the Trust Property as to both capital and income on trust absolutely for Funding 1 (as to the Funding 1 Share), for Funding 2 (as to the Funding 2 Share) and for the Seller (as to the Seller Share) as beneficial tenants in common upon, with and subject to all the trusts, powers and provisions of this Deed.

2.5      OTHER TRUST PROPERTY

         The Trust Property shall also include:

         (a) any increase in the Outstanding Principal Balance of the Loans in the Portfolio due to capitalisation of interest, expenses or arrears, Borrowers taking Payment Holidays, or Borrowers making any Flexible Loan Drawing, Retention Drawing, drawing under a Delayed Cashback or Home Cash Reserve Drawing;

         (b) any Revenue Receipts and Principal Receipts on the Loans in the Portfolio;

         (c) any other amounts received under or in respect of the Loans and their Related Security on or after the relevant Sale Date (excluding Third Party Amounts), including the proceeds of any sale of the Loans and their Related Security and any other proceeds of sale of any other Trust Property;

         (d) rights under the insurance policies that are assigned to the Mortgages Trustee or which the Mortgages Trustee has the benefit of;

         (e) amounts on deposit (and interest earned on those amounts) in the Mortgages Trustee GIC Account; and

         (f) any other property representing Initial Trust Property or (a) to (e) ABOVE from time to time.

3.       CONDITIONS PRECEDENT

3.1 The Initial Trust Property is held by the Mortgages Trustee on the Mortgages Trust.

3.2 The Initial Closing Trust Property was held by the Mortgages Trustee on the Mortgages Trust upon the satisfaction of the following conditions precedent:

         (a) due execution and delivery of the mortgage sale agreement dated the Initial Closing Date by all parties to it;

         (b) due execution and delivery of the mortgages trust deed dated 13 June 2002 by all parties to it; and

         (c) in respect of the Funding 1 Share of the Trust Property only, payment of the Purchase Price by Funding 1 to Halifax (then in its capacity as the Seller) on the Initial Closing Date.

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3.3      The Initial Closing Trust Property is and any Future Trust Property
         which has or is to be sold shall be held by the Mortgages Trustee on the Mortgages Trust subject to satisfaction of the conditions set out in CLAUSE 4.1 of the Mortgage Sale Agreement for the sale of New Loans and their New Related Security to the Mortgages Trustee.

3.4 The requirement for the Mortgages Trustee to hold the Trust Property on trust for Funding 2 was conditional upon the payment of [POUND]100 by Funding 2 to Halifax (then in its capacity as the Seller) for the acquisition by Funding 2, by way of assignment, from Halifax (then in its capacity as the Seller) of a portion of its beneficial interest in the Mortgages Trust in accordance with the terms of the Seller Mortgages Trust Assignment Agreement.

4. ACQUISITION BY FUNDING 1 AND/OR FUNDING 2 OF AN INCREASED INTEREST IN THE TRUST PROPERTY

4.1      OFFER TO PAY

         On not more than 60 days' written notice nor less than 20 days' written notice:

         (a) Funding 1 may offer to make a payment to the Seller or Funding 2 (as applicable) so as to increase the Funding 1 Share of the Trust Property and to cause a corresponding decrease in the Seller Share of the Trust Property or the Funding 2 Share of the Trust Property (as the case may be) on the date specified in that notice (and any such adjustments to the relevant Beneficiaries' Shares to be calculated in accordance with CLAUSE 8); and/or

         (b) Funding 2 may offer to make a payment to the Seller or Funding 1 (as applicable) so as to increase the Funding 2 Share of the Trust Property and to cause a corresponding decrease in the Seller Share of the Trust Property or the Funding 1 Share of the Trust Property (as the case may be) on the date specified in that notice (and any such adjustments to the relevant Beneficiaries' Shares to be calculated in accordance with CLAUSE 8).

         Such offer may only be accepted if the following conditions precedent are satisfied on such date:

         (i)     in the case of an offer by Funding 1:

                 (A) no deficiency is recorded on the Principal Deficiency Ledger as at the most recent Funding 1 Interest Payment Date;

                 (B) no Note Event of Default (in respect of the Notes issued by the Funding 1 Issuers) or Intercompany Loan Event of Default (under an Intercompany Loan Agreement) shall have occurred which is continuing or unwaived as at the relevant date;

                 (C) the Funding 1 Security Trustee is not aware that the increase in the Funding 1 Share of the Trust Property would adversely affect the then current credit ratings by the Rating Agencies (or any of them) of the Notes issued by the Funding 1 Issuers or the Master Issuer;

                                       4

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                 (D)     the Notes have been issued by the relevant Funding 1
                         Issuer, the subscription proceeds received on behalf of the relevant Funding 1 Issuer and advanced by the relevant Funding 1 Issuer to Funding 1 pursuant to an Intercompany Loan Agreement, the proceeds of which will be applied by Funding 1 and shall be sufficient to make the payment referred to in the notice on the relevant date;

                 (E) Funding 1 has entered into, if necessary, a New Start-up Loan and a New Funding 1 Swap and adjustments have been made, if required, to the General Reserve Fund;

                 (F) receipt of a solvency certificate executed by an authorised signatory of the Seller or Funding 2 (as applicable) in form and content acceptable to the Mortgages Trustee, Funding 1 and the Funding 1 Security Trustee;

                 (G) as at the relevant date, the aggregate Outstanding Principal Balance of Loans constituting the Trust Property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate Outstanding Principal Balance of all Loans constituting the Trust Property unless the Rating Agencies have confirmed that the then current ratings of the Notes of the Funding 1 Issuers or of the Master Issuer will not be withdrawn, reduced or qualified;

                 (H) where Funding 1 makes the offer to the Seller, the Seller has not received written notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are not rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding 1 on the relevant date;

                 (I) the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the relevant date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) does not exceed the product of the WAFF and WALS (when tested by Fitch at the "AAA level" as calculated in accordance with Fitch's methodology) for the Loans constituting the Trust Property calculated on the most recent previous Closing Date, plus 0.25 per cent.;

                 (J) the loan to value ratio of Loans in the Trust Property, after application of the LTV Test on the relevant date, does not exceed the loan to value ratio (based on the LTV Test) of Loans in the Trust Property on the most recent previous Closing Date, plus 0.25 per cent.; and

                 (K) the General Reserve Fund has not been debited on or before the relevant date for the purposes of curing a Principal Deficiency in respect of the Term Advances in circumstances where the General Reserve Fund has not been replenished by a corresponding amount by the relevant date.

                                       5

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                 Funding 1 may not make or offer to make a payment to the
                 Seller or Funding 2 in consideration of an increased share of the Trust Property if, as at the relevant date, the Step-up Date in respect of any Note issued by a Funding 1 Issuer has been reached and the Funding 1 Issuer who issued that Note has not exercised its option to redeem that Note as at the relevant date in accordance with the Terms and Conditions of that Note. For the avoidance of doubt, this prohibition on Funding 1 making a payment to the Seller or Funding 2 in consideration of an increased share of the Trust Property shall remain in effect only so long as any such Note remains outstanding and, upon, its redemption, Funding 1 may again make a payment to the Seller or Funding 2 in consideration of an increased share of the Trust Property; and

         (ii)    in the case of an offer by Funding 2:

                 (A) no deficiency is recorded on the Funding 2 Principal Deficiency Ledger (other than the Subordinated Loan Principal Deficiency Ledger) as at the most recent Funding 2 Interest Payment Date;

                 (B) no Note Event of Default (in respect of Notes issued by the Master Issuer) or Master Intercompany Loan Event of Default (under the Master Intercompany Loan Agreement) shall have occurred which is continuing or unwaived as at the relevant date;

                 (C) the Funding 2 Security Trustee is not aware that the increase in the Funding 2 Share of the Trust Property would adversely affect the then current credit ratings by the Rating Agencies (or any of them) of the Notes issued by the Funding 1 Issuers or by the Master Issuer;

                 (D) the Notes have been issued by the Master Issuer, the subscription proceeds received on behalf of the Master Issuer and advanced by the Master Issuer to Funding 2 pursuant to the Master Intercompany Loan Agreement, the proceeds of which will be applied by Funding 2 and shall be sufficient to make the payment referred to in the notice on the relevant date;

                 (E) Funding 2 has entered into, if necessary, a New Funding 2 Start-up Loan and a New Funding 2 Swap and adjustments have been made, if required, to the Funding 2 General Reserve Fund;

                 (F) receipt of a solvency certificate executed by an authorised signatory of the Seller or Funding 1 (as applicable) in form and content acceptable to the Mortgages Trustee, Funding 2 and the Funding 2 Security Trustee;

                 (G) as at the relevant date, the aggregate Outstanding Principal Balance of Loans constituting the Trust Property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 5 per cent. of the aggregate Outstanding Principal Balance of all Loans constituting the Trust Property unless the Rating Agencies have confirmed that the then current ratings of the Notes of the Master Issuer or of the Funding 1 Issuers will not be reduced, withdrawn or qualified;

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                 (H)     where Funding 2 makes the offer to the Seller, the
                         Seller has not received written notice that the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller are not rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding 2 on the relevant date;

                 (I) the product of the WAFF and WALS for the Loans constituting the Trust Property calculated on the relevant date in the same way as for the Initial Portfolio (or as agreed by the Servicer and the Rating Agencies from time to time) does not exceed the product of the WAFF and WALS (when tested by Fitch at the "AAA level" as calculated in accordance with Fitch's methodology) for the Loans constituting the Trust Property calculated on the most recent previous Closing Date, plus 0.25 per cent.;

                 (J) the loan-to-value ratio of Loans in the Trust Property, after application of the LTV Test on the relevant date, does not exceed the loan-to-value ratio (based on the LTV Test) of Loans in the Trust Property on the most recent previous Closing Date plus 0.25 per cent.; and

                 (K) the Funding 2 General Reserve Fund has not been debited on or before the relevant date for the purposes of curing a Principal Deficiency in respect of the Rated Loan Tranches in circumstances where the Funding 2 General Reserve Fund has not been replenished by a corresponding amount by the relevant date.

         Funding 2 may not make or offer to make a payment to the Seller or Funding 1 in consideration of an increased share of the Trust Property if, as at the relevant date, the Step-Up Date in respect of any Series and Class of Notes of the Master Issuer has been reached and the Master Issuer has not exercised its option to redeem such Series and Class of Notes as at the relevant date in accordance with the Terms and Conditions of such Series and Class of Notes. For the avoidance of doubt, this prohibition on Funding 2 making a payment to the Seller or Funding 1 in consideration of an increased share of the Trust Property shall remain in effect only so long as any such Note remains outstanding and, upon its redemption, Funding 2 may again make a payment to the Seller or Funding 1 in consideration of an increased share of the Trust Property.

         The Mortgages Trustee may vary or waive the conditions set out in this Clause 4.1 where it has (1) provided notification of such variation or waiver to Moody's and (2) received written confirmation from each of S&P and Fitch that such variation or waiver will not cause the ratings of the Notes of any Funding 1 Issuer or the Master Issuer to be reduced, withdrawn or qualified).

4.2      COMPLETION OF ASSIGNMENT

         If an offer is made by Funding 1 or Funding 2 (as applicable) in accordance with CLAUSE 4.1 above and that offer is accepted by the Seller, Funding 1 or Funding 2 (as applicable), Funding 1 or Funding 2 (as applicable) shall, subject to satisfaction of the conditions precedent set out in Clause 4.1 above, pay to the Seller, Funding 1 or Funding 2 (as applicable) an amount equal to the increase in the Funding 1 Share of the Trust Property or the Funding 2 Share of the Trust Property (as applicable) and:

         (a) in the case of such payment by Funding 1, the Funding 1 Share of the Trust Property shall increase by a corresponding amount and the Seller Share of the Trust Property

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                 or the Funding 2 Share of the Trust Property (as applicable)
                 shall decrease by the same amount; or

         (b) in the case of such payment by Funding 2, the Funding 2 Share of the Trust Property shall increase by a corresponding amount and the Seller Share of the Trust Property or the Funding 1 Share of the Trust Property (as applicable) shall decrease by the same amount.

4.3      AUDIT OF LOANS CONSTITUTING THE TRUST PROPERTY

         If the short term, unsecured, unguaranteed and unsubordinated debt obligations of the Seller fall below A-1 by Standard & Poor's, P-1 by Moody's and/or F1 by Fitch, then the Beneficiaries shall appoint a firm of independent auditors (approved by the Rating Agencies) to determine whether the Loans and their Related Security (or any part of them) constituting the Trust Property complied with the representations and warranties set out in SCHEDULE 1 of the Mortgage Sale Agreement as at the date such Loans were sold to the Mortgages Trustee. The costs of such independent auditors shall be borne by the Beneficiaries pro rata according to their respective current percentage shares in the Trust Property.

5.       INITIAL FUNDING 1 SHARE, INITIAL SELLER SHARE AND INITIAL FUNDING 2
         SHARE

5.1      INITIAL FUNDING 1 SHARE

         The Initial Funding 1 Share of the Trust Property was [POUND]34.38 as at 13 June 2002 and [POUND]3,478,376,344.38 as at the Initial Closing Date. The Initial Funding 1 Share Percentage was the Initial Funding 1 Share expressed as a percentage of the Trust Property as at the Initial Closing Date, such percentage being 34.38 per cent.

5.2      INITIAL SELLER SHARE

         The Initial Seller Share of the Trust Property was the total amount of the Trust Property minus the Initial Funding 1 Share as at 13 June 2002. As at the Initial Closing Date, the Initial Seller Share was [POUND]6,638,679,574.44 and the Initial Seller Share Percentage was equal to 100 per cent. minus the Initial Funding 1 Share Percentage, such percentage being 65.62 per cent.

5.3      INITIAL FUNDING 2 SHARE

         The Initial Funding 2 Share of the Trust Property was:

         (a) [POUND]100 following the acquisition by Funding 2, by way of assignment, from Halifax (then in its capacity as the Seller) of a portion of its beneficial interest in the Mortgages Trust on 17 October 2006 in accordance with the Seller Mortgages Trust Assignment Agreement; and

         (b) as at the Programme Date, [POUND]5,411,550,100 and the Initial Funding 2 Share Percentage expressed as a percentage of the Trust Property was at the Programme Date 11.76 per cent.

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6.       ACQUISITION BY SELLER OF AN INTEREST RELATING TO CAPITALISED INTEREST

6.1 Any increase in the Outstanding Principal Balance of a Loan due to Capitalised Interest will be allocated to the Funding 1 Share of the Trust Property, the Funding 2 Share of the Trust Property and the Seller Share of the Trust Property, based on respectively the Funding 1 Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage in the Trust Property as calculated on the most recent Calculation Date.

6.2 Prior to an Insolvency Event occurring in respect of the Seller, on each Distribution Date the Seller shall make a cash payment to Funding 1 and to Funding 2 in an amount equal to Funding 1's share and Funding 2's share of the Capitalised Interest in respect of those Loans that are subject to Payment Holidays. As a result of making such payment the Seller Share of the Trust Property will increase by an amount equal to the amount paid to Funding 1 for Funding 1's share of the Capitalised Interest and Funding 2 for Funding 2's share of the Capitalised Interest and the Funding 1 Share of the Trust Property and the Funding 2 Share of the Trust Property (respectively) will decrease by a corresponding amount. The cash payment shall be made in accordance with CLAUSE 6.4 below.

6.3 If an Insolvency Event occurs in respect of the Seller, then the Seller may acquire from Funding 1 and Funding 2 each of their respective shares of the Capitalised Interest in the same manner as is contemplated in CLAUSE 6.2, but it is not obliged to do so.

6.4 In respect of the cash payment to be made by the Seller pursuant to CLAUSE 6.2, the Seller hereby directs the Mortgages Trustee to deduct from the Seller's Share of the Mortgages Trust Available Revenue Receipts (allocated to the Seller pursuant to CLAUSE 10.2 of this Deed) an amount equal to such cash payment and to pay the same to Funding 1 and Funding 2 in satisfaction of the Seller's obligations under CLAUSE 6.2. To the extent that the Seller's Share of the Mortgages Trust Available Revenue Receipts is less than the amount required to be paid by it pursuant to CLAUSE 6.2, then the Seller shall pay an amount equal to the shortfall directly to Funding 1 and Funding 2 from its own resources.

7. PAYMENT BY THE SELLER, FUNDING 1 AND/OR FUNDING 2 TO FUNDING 1 OR FUNDING 2 OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN OR THE MASTER INTERCOMPANY LOAN

7.1      CONDITIONS PRECEDENT TO ACCEPTANCE OF OFFER

(a) On each occasion that the Seller or Funding 2 (as applicable) offers to make a payment to Funding 1 of the amount outstanding under an Intercompany Loan (referred to in this CLAUSE 7.1(a) as the RELEVANT INTERCOMPANY LOAN), then Funding 1 may accept that offer but only if:

         (i) the Funding 1 Security Trustee has received written confirmation from each of the Rating Agencies that the then current ratings of the Notes issued by a Funding 1 Issuer would not be withdrawn, qualified or downgraded by Funding 1 accepting the offer;

         (ii) Funding 1 would receive the payment from the Seller or Funding 2 (as applicable) on a Funding 1 Interest Payment Date; and

         (iii) Funding 1 will apply the proceeds of the payment to repay the relevant Intercompany Loan and the relevant Funding 1 Issuer has confirmed to Funding 1 that on that

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                 Funding 1 Interest Payment Date it will use the proceeds of the relevant payment to repay the corresponding classes of Notes.

(b) On each occasion that the Seller or Funding 1 (as applicable) offers to make a payment to Funding 2 of the amount outstanding under a Loan Tranche (other than a Start-Up Loan Tranche) (referred to in this CLAUSE 7.1(b) as the RELEVANT LOAN TRANCHE), then Funding 2 may accept that offer but only if:

         (i) the Funding 2 Security Trustee has received written confirmation from each of the Rating Agencies that the then current ratings of the Notes issued by the Master Issuer would not be withdrawn, qualified or downgraded by Funding 2 accepting the offer;

         (ii) (except in the case of a Subordinated Loan Tranche) Funding 2 would receive the payment from the Seller or Funding 1 (as applicable) on a Funding 2 Interest Payment Date; and

         (iii) Funding 2 will apply the proceeds of the payment to repay the relevant Loan Tranche and the Master Issuer has confirmed to Funding 2 that on that Funding 2 Interest Payment Date or (in the case of a Subordinated Loan Tranche) such other applicable London Business Day that it will use the proceeds of the relevant payment to repay the corresponding Series and Class of Notes or the relevant Master Issuer Subordinated Loan (as applicable).

7.2      ADJUSTMENT TO SHARES IF OFFER ACCEPTED

(a) If Funding 1 accepts the offer as described in CLAUSE 7.1(a) above, then the Funding 1 Share of the Trust Property shall decrease by an amount corresponding to the amount paid by the Seller or Funding 2 (as applicable) and the Seller Share of the Trust Property or the Funding 2 Share of the Trust Property (as applicable) shall increase by the same amount.

(b) If Funding 2 accepts the offer as described in CLAUSE 7.1(a) above, then the Funding 2 Share of the Trust Property shall decrease by an amount corresponding to the amount paid by the Seller or Funding 1 (as applicable) and the Seller Share of the Trust Property or the Funding 1 Share of the Trust Property (as applicable) shall increase by the same amount.

8. ADJUSTMENT OF FUNDING 1 SHARE PERCENTAGE, FUNDING 2 SHARE PERCENTAGE AND SELLER SHARE PERCENTAGE ON CALCULATION DATES

8.1      DISTRIBUTION

         On each Calculation Date and on the date that the Mortgages Trust terminates, excluding, for the avoidance of doubt, the Initial Closing Date and Programme Date, the Funding 1 Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage will be recalculated by the Cash Manager (on behalf of the Mortgages Trustee and the Beneficiaries) based on the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property (as adjusted from time to time) as at (i) the immediately preceding calendar month end or (ii) the close of business on the London Business Day immediately preceding that Calculation Date, whichever occurs later. On each Distribution Date, the Mortgages Trustee will distribute Principal Receipts and Revenue Receipts in accordance with CLAUSES 10 and 11 hereof.

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8.2      CURRENT FUNDING 1 SHARE PERCENTAGE AND CURRENT FUNDING 2 SHARE
         PERCENTAGE

         On each Calculation Date (the RELEVANT CALCULATION DATE) or on the date that the Mortgages Trust terminates, the Current Funding 1 Share Percentage and the Current Funding 2 Share Percentage will be recalculated and the recalculated amount will take effect from the next Distribution Date immediately succeeding the next following Calculation Date. The "CURRENT FUNDING 1 SHARE PERCENTAGE" and the "CURRENT FUNDING 2 SHARE PERCENTAGE" will in each case (as applicable) be an amount, expressed as a percentage (calculated to an accuracy of five decimal places (rounded upwards)), equal to:

                               A - B - C + D + E + F
                               --------------------- x 100
                                         G

         where,

         A = the Current Funding 1 Share or the Current Funding 2 Share (as applicable) as calculated on the immediately preceding Calculation Date (or, in the case of the first Calculation Date, the Initial Funding 1 Share as at the Initial Closing Date and, in the case of the first Calculation Date following the Programme Date, the Initial Funding 2 Share as at the Programme Date) (as applicable);

         B = the amount of any Principal Receipts to be distributed to Funding 1 or Funding 2 (as applicable), on the Distribution Date immediately following the relevant Calculation Date in accordance with the provisions described in CLAUSE 11 below;

         C = the amount of any Losses sustained on the Loans in the period from the immediately preceding Calculation Period and the amount of any reductions occurring in respect of the Loans as described in paragraphs (i) of CLAUSE 8.4(a), in each case allocated to Funding 1 or Funding 2 (as applicable) in the immediately preceding Calculation Period;

         D = an amount equal to any consideration to be paid by Funding 1 or Funding 2 (as applicable) to the Seller in relation to any New Loans to be sold to the Mortgages Trustee on the relevant Calculation Date;

         E = an amount equal to any consideration to be paid by Funding 1 or Funding 2, (as applicable) to the Seller, Funding 2 or Funding 1 (as applicable) in relation to any acquisition by Funding 1 or Funding 2 (as applicable) from the Seller, Funding 2 or Funding 1 (as applicable) on such Calculation Date of an interest in the Trust Property;

         F = an amount equal to any Capitalised Interest accruing on a Loan due to Borrowers taking Payment Holidays and which has been allocated to Funding 1 or Funding 2 (as applicable) since the immediately preceding Calculation Date, less the amount to be paid by the Seller to Funding 1 and Funding 2 on the relevant Distribution Date to acquire an interest in the Trust Property in accordance with CLAUSE 6 above; and

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

         G = the aggregate Outstanding Principal Balance of all the Loans constituting the Trust Property as at the relevant Calculation Date including after making or provisioning for the distributions, allocations and additions referred to in (B),
                 (C), (D), (E) and (F) above, and after taking account of any distributions of Principal Receipts to Funding 1, Funding 2 and the Seller, the amount of any Losses allocated to Funding 1, Funding 2 and the Seller, the amount of any increase in the balances of the Loans constituting the Trust Property due to capitalisation of insurance premiums due by Borrowers or Borrowers taking Payment Holidays under Loans, the adjustments referred to in PARAGRAPHS (i) to (iv) (inclusive) of CLAUSE 8.4(a) below (or, if the Seller Share is zero, the adjustments referred to in PARAGRAPH (i) only) and the amount of any other additions or subtractions to the Trust Property since the immediately preceding Calculation Date.

8.3      CURRENT FUNDING 1 SHARE AND CURRENT FUNDING 2 SHARE

         The "CURRENT FUNDING 1 SHARE" and the "CURRENT FUNDING 2 SHARE" will be an amount equal to:

                               A - B - C + D + E + F

         where "A", "B", "C", "D", "E" and "F" have the meanings specified in CLAUSE 8.2 above.

8.4      ADJUSTMENTS TO TRUST PROPERTY

(a) On each relevant Calculation Date, the aggregate Outstanding Principal Balance of the Loans constituting the Trust Property shall be reduced or, as the case may be, deemed to be reduced for the purposes of the calculation set out in "G" in CLAUSE 8.2 above, if any of the following events has occurred during the Calculation Period immediately preceding the relevant Calculation Date:

         (i) any Borrower exercises a right of set-off in relation to Loans constituting part of the Trust Property so that the amount of principal and/or interest owing under a Loan is reduced but no corresponding amount is received by the Mortgages Trustee in which event the total amount of Trust Property shall be reduced by an amount equal to the amount set-off; and/or

         (ii) a Loan or its Related Security (i) is in breach of the Loan Warranties in the Mortgage Sale Agreement, (ii) is the subject of a Further Advance or (iii) is the subject of a Product Switch in the circumstances set out in CLAUSE 8.4 of the Mortgage Sale Agreement or other obligation of the Seller to repurchase, and if the Seller fails to repurchase the Loan or Loans under the relevant Mortgage Account and their Related Security as required by the terms of the Mortgage Sale Agreement, then the Trust Property shall be deemed to be reduced for the purposes of the calculation of "G" in CLAUSE
                 8.2 above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

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

         (iii) the Seller would be required by the Mortgages Trustee to repurchase a Loan and its Related Security in accordance with the terms of the Mortgage Sale Agreement, but such Loan and its Related Security are not capable of repurchase, in which case the Trust Property shall be deemed to be reduced for the purposes of the calculation of "G" in CLAUSE 8.2 above by an amount equal to the Outstanding Principal Balance of the relevant Loan or Loans under the relevant Mortgage Account together with Arrears of Interest and Accrued Interest; and/or

         (iv) the Seller materially breaches any other material warranty under the Mortgage Sale Agreement and/or (for so long as it is the Servicer) the Servicing Agreement, in which event the aggregate Outstanding Principal Balance of Loans constituting the Trust Property shall be deemed for the purposes of the calculation of "G" in CLAUSE 8.2 above to be reduced by an amount equivalent to all losses, costs, liabilities, claims, expenses and damages incurred by the Beneficiaries as a result of such breach.

(b) The reductions and deemed reductions set out in PARAGRAPH (i) to (iv) (inclusive) of CLAUSE 8.4(a) above shall be made on the relevant Calculation Date first to the Seller's Share (including the Minimum Seller Share) of the Trust Property only, and thereafter shall be made pro rata to the Funding 1 Share and the Funding 2 Share of the Trust Property.

(c) If at any time after the Initial Closing Date the Mortgages Trustee holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit relating to any Loan and its Related Security which is or has been subject to any reduction or deemed reduction pursuant to PARAGRAPHS
         (i) to (iv) (inclusive) of CLAUSE 8.4(a) above, then such property, interest, right or benefit shall constitute a Revenue Receipt under the relevant Loan. Such Revenue Receipt shall belong pro rata to Funding 1 and Funding 2 (but only if and to the extent that the related reductions were applied against the Funding 1 Share and the Funding 2 Share of the Trust Property respectively) and thereafter shall belong to the Seller.

8.5      CURRENT SELLER SHARE PERCENTAGE

         On each Calculation Date, the CURRENT SELLER SHARE PERCENTAGE will be an amount calculated to the accuracy of five decimal places equal to:

         100% - (Current Funding 1 Share Percentage + Current Funding 2 Share Percentage (each as calculated on such Calculation Date)).

8.6      CURRENT SELLER SHARE

         The CURRENT SELLER SHARE will be an amount equal to:

         Outstanding Principal Balance of all the Loans in the Trust Property on the relevant Calculation Date - (Current Funding 1 Share + Current Funding 2 Share (each as calculated on such Calculation Date)).

8.7      FUNDING 1 SHARE/FUNDING 2 SHARE/SELLER SHARE

         None of the Funding 1 Share, the Funding 2 Share or the Seller Share may be reduced below zero. At all times the sum of the Funding 1 Share Percentage, the Funding 2 Share Percentage and the Seller Share Percentage shall be equal to 100 per cent. of the Trust Property (each as calculated on the most recent Calculation Date).

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9.       MINIMUM SELLER SHARE

9.1      INITIAL MINIMUM SELLER SHARE

         Subject to the provisions of Clause 12, the Seller Share of the Trust Property includes an amount equal to the Minimum Seller Share. Unless and until both the Funding 1 Share and the Funding 2 Share of the Trust Property are in an amount equal to zero or an Asset Trigger Event occurs, the Seller will not be entitled to receive Principal Receipts which would reduce the Seller Share of the Trust Property to an amount less than the Minimum Seller Share and the Seller consents and directs the Mortgages Trustee accordingly.

9.2      FLUCTUATION OF MINIMUM SELLER SHARE ON EACH CALCULATION DATE

         At the Initial Closing Date, the Minimum Seller Share was [POUND]505,862,790.74. The amount of the Minimum Seller Share will be recalculated on each Calculation Date in accordance with the following formula:

                                X + Y + Z

         where:

         X = 7.5% of the aggregate Outstanding Principal Balance of all Loans comprised in the Trust Property;

         Y =     the product of: (p x q) x r where:

                 p =     8%;

                 q = the sum of (a) the FLEXIBLE DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers are entitled to draw under Flexible Loans included in the Trust Property (whether or not drawn) over (ii) the aggregate principal balance of Flexible Loans in the Trust Property on the relevant Calculation Date, (b) the RETENTION DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers are entitled to draw under Retention Loans included in the Trust Property (whether or not drawn) over (ii) the aggregate principal balance of Retention Loans in the Trust Property on the relevant Calculation Date, (c) the HOME CASH RESERVE DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers may draw under loans with a Home Cash Reserve included in the Trust Property (whether drawn or not drawn) over (ii) the aggregate principal balance of loans with a Home Cash Reserve in the Trust Property on the Relevant Calculation Date, and (d) the DELAYED CASHBACK DRAW CAPACITY, being an amount equal to the excess of (i) the maximum amount that Borrowers may draw under loans with a Delayed Cashback included in the Trust Property (whether drawn or not drawn) over
                         (ii) the aggregate principal balance of loans with a Delayed Cashback in the Trust Property on the Relevant Calculation Date; and

                 r =     3; and

         Z = the aggregate sum of reductions deemed made (if any) in accordance with PARAGRAPHS (ii), (iii) and (iv) of CLAUSE 8.4(a).

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

9.3 RECALCULATION OF MINIMUM SELLER SHARE FOLLOWING OCCURRENCE OF EXCEPTIONAL EVENTS

         Prior to the occurrence of a Trigger Event:

         (a) the calculation of the Minimum Seller Share in accordance with CLAUSE 9.2 above will be recalculated or increased (in consultation with the relevant Rating Agencies) if the Seller merges or otherwise combines its business with another bank or other financial institution so as to increase the risks associated with Borrowers holding deposits in Bank of Scotland accounts and such merger or combination would adversely affect the then current ratings of the Notes of the Funding 1 Issuers and/or the Notes of the Master Issuer and such adverse effect on the then current ratings of the Notes of the Funding 1 Issuers and/or the Notes of the Master Issuer would be avoided if the Minimum Seller Share was so recalculated or increased;

         (b) the calculation of the Minimum Seller Share in accordance with CLAUSE 9.2 above will be recalculated or increased (in consultation with the relevant Rating Agencies) if notice has been received from one or more of the Rating Agencies that the then current ratings of the Notes of the Funding 1 Issuers and/or the Notes of the Master Issuer would be downgraded and that such downgrade would be avoided if the Minimum Seller Share was so recalculated or increased;

         (c) the amount of the Minimum Seller Share as calculated in accordance with CLAUSE 9.2 above will be decreased (and the calculation thereof amended accordingly) from time to time at the request of any of the Seller, Funding 1 or Funding 2 (acting reasonably) provided that the Funding 1 Security Trustee has received written confirmation from each of the Rating Agencies that there would be no adverse effect on the then current ratings of the Notes of the Funding 1 Issuers as a result thereof and the Funding 2 Security Trustee has received written confirmation from each of the Rating Agencies that there would be no adverse effect on the then current ratings of the Notes of the Master Issuer as a result thereof;

         (d) the amount of "X" in the calculation of the Minimum Seller Share as calculated in accordance with CLAUSE 9.2 will be recalculated to such amount as the Rating Agencies may require in order that there is no adverse effect on the then current ratings of the Notes of the Funding 1 Issuers as a result thereof and the Funding 2 Security Trustee has received written confirmation from each of the Rating Agencies that there would be no adverse effect on the then current ratings of the Notes of the Master Issuer as a result thereof in the event that the Seller ceases to be assigned a long-term unsecured, unsubordinated, unguaranteed debt obligation rating by Moody's of at least Baa3, by S&P's of at least BBB- or by Fitch of at least BBB-.

10.      ALLOCATION AND DISTRIBUTION OF REVENUE RECEIPTS

10.1     ALLOCATION AND DISTRIBUTION OF THIRD PARTY AMOUNTS

         Pursuant to the Cash Management Agreement, the Cash Manager (at the direction of the Mortgages Trustee on behalf of the Beneficiaries at their direction and with their consent) will deduct, as and when identified, Third Party Amounts from the Revenue Receipts standing to the credit of the Mortgages Trustee GIC Account, and pay over the same to the proper recipients thereof. The Mortgages Trustee and the Beneficiaries hereby consent to such deductions.

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

10.2     ALLOCATION AND DISTRIBUTION OF MORTGAGES TRUST AVAILABLE REVENUE
         RECEIPTS

         On each Distribution Date the Cash Manager (at the direction of the Mortgages Trustee and on behalf of the Beneficiaries at their direction and with their consent) will apply the Mortgages Trust Available Revenue Receipts to meet the following expenses and payments:

         (a) first, in or towards satisfaction pari passu and pro rata according to the respective amounts thereof of:

                 (i) any costs, charges, liabilities and expenses then due or to become due to the Mortgages Trustee under the provisions of this Deed in the immediately succeeding Calculation Period or any terms agreed by the Mortgages Trustee with the Beneficiaries in writing together with VAT thereon as provided herein (if payable); and

                 (ii) any amounts due and payable by the Mortgages Trustee to third parties in respect of the Mortgages Trust and incurred without breach by the Mortgages Trustee of the documents to which it is a party and for which payment has not been provided for elsewhere, (including amounts due to H.M Revenue and Customs or any other taxation authority which has jurisdiction over the Trust Property or the Mortgages Trustee in respect of any stamp, issue, registration, documentary and other fees, duties and taxes (including interest and penalties) payable by the Mortgages Trustee in connection with (i) the execution and delivery of this Deed; (ii) any action to be taken by or on behalf of the Mortgages Trustee to enforce or to resolve any doubt concerning or, for any other purpose in relation to, the Mortgages Trust Deed; and (iii) any such tax which is primarily due from any or all of the Beneficiaries (and, for the avoidance of doubt, only in such capacities) in circumstances where the Mortgages Trustee has made a payment of such tax (or part thereof) by reason of a failure by the relevant Beneficiary to discharge their primary liability in respect of such tax;

         (b) second, in or towards satisfaction pari passu and pro rata according to the respective amounts thereof of:

                 (i) any amounts then due and payable by the Mortgages Trustee to the Servicer and any costs, charges, liabilities and expenses then due or to become due to the Servicer from the Mortgages Trustee in the immediately succeeding Calculation Period under the provisions of the Servicing Agreement, together with VAT thereon as provided therein (if payable);

                 (ii) any amounts then due and payable by the Mortgages Trustee to the Account Bank and any costs, charges, liabilities and expenses then due or to become due to the Account Bank from the Mortgages Trustee in the immediately succeeding Calculation Period under the provisions of the Bank Account Agreement, together with VAT thereon as provided therein (if payable); and

                 (iii) any amounts then due and payable by the Mortgages Trustee to the Mortgages Trustee Corporate Services Provider and any costs, charges, liabilities and expenses then due or to become due to the Mortgages Trustee Corporate Services Provider from the Mortgages Trustee in the immediately succeeding Calculation Period under the provisions of the Mortgages Trustee Corporate Services Agreement, together with VAT thereon as provided therein (if payable);

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

         (c) third, to allocate to the Beneficiaries and pay such amounts pari passu and pro rata according to the respective amounts due:

                 (i) to Funding 1 an amount equal to the amount determined by multiplying the total amount of the remaining Mortgages Trust Available Revenue Receipts by the Funding 1 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation Date); and

                 (ii) to Funding 2 an amount equal to the amount determined by multiplying the total amount of the remaining Mortgages Trust Available Revenue Receipts by the Funding 2 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation Date);

         (d) fourth, to allocate and distribute to the Mortgages Trustee and/or Funding 1 and/or Funding 2 (as applicable), an amount equal to any Loss Amount suffered or incurred by it or them (as applicable); and

         (e) fifth, to allocate and distribute to the Seller an amount (if positive) which shall equal to the Mortgages Trust Available Revenue Receipts less the amount of such Mortgages Trust Available Revenue Receipts applied and/or allocated under PARAGRAPHS (a) to (d) above.

11.      ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS

11.1     ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS

(a) On each Calculation Date (the RELEVANT CALCULATION DATE), prior to distributing any Principal Receipts, the Cash Manager shall ascertain:

         (i)     the amount of Mortgages Trust Available Principal Receipts;

         (ii) whether the Distribution Date immediately succeeding the relevant Calculation Date is within a Cash Accumulation Period relating to a Bullet Term Advance (in the case of Funding 1), a Bullet Loan Tranche (in the case of Funding 2) or a Scheduled Amortisation Instalment (in the case of Funding 1 and/or Funding 2) (the Cash Accumulation Period being calculated separately for each Bullet Term Advance, Bullet Loan Tranche and Scheduled Amortisation Instalment); and

         (iii) the Cash Accumulation Requirement and Repayment Requirement for each of Funding 1 and Funding 2.

(b) On each Distribution Date, the Cash Manager (at the direction of the Mortgages Trustee acting on behalf of the Beneficiaries at their direction and with their consent) shall then allocate and distribute Principal Receipts as provided in this CLAUSE 11.

11.2 ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

         On each Distribution Date where no Trigger Event has occurred on or before the immediately preceding Calculation Date, the Cash Manager shall allocate the Mortgages Trust Available Principal Receipts to the Beneficiaries and distribute such amounts as follows:

         (a) first, pari passu and pro rata according to the respective amounts due:

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

                 (i)     to Funding 1 an amount equal to the lesser of:

                         (A) an amount determined by multiplying the total amount of the Mortgages Trust Available Principal Receipts by the Funding 1 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation
                                 Date); and

                         (B) an amount up to but not exceeding Funding 1's Cash Accumulation Requirement on that Distribution Date;

                 (ii)    to Funding 2 an amount equal to the lesser of:

                         (A) an amount determined by multiplying the total amount of the Mortgages Trust Available Principal Receipts by the Funding 2 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation
                                 Date); and

                         (B) an amount up to but not exceeding Funding 2's Cash Accumulation Requirement on that Distribution Date;

         (b) second, pari passu and pro rata according to the respective amounts due, to Funding 1 and Funding 2, to the extent not already paid pursuant to item (a) above, up to the amounts set forth in items (a)(i)(B) and (a)(ii)(B) above, respectively;

         (c) third, pari passu and pro rata according to the respective amounts due:

                 (i)     to Funding 1 an amount equal to the lesser of:

                         (A) an amount determined by multiplying the total amount of the remaining Mortgages Trust Available Principal Receipts by the Funding 1 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation
                                 Date); and

                         (B) an amount up to but not exceeding Funding 1's Repayment Requirement on that Distribution Date;

                 (ii)    to Funding 2 an amount equal to the lesser of:

                         (A) an amount determined by multiplying the total amount of the remaining Mortgages Trust Available Principal Receipts by the Funding 2 Share Percentage of the Trust Property (as determined on the Relevant Share Calculation
                                 Date); and

                         (B) an amount up to but not exceeding Funding 2's Repayment Requirement on that Distribution Date;

         (d) fourth, pari passu and pro rata according to the respective amounts due, to Funding 1 and Funding 2, to the extent not already paid pursuant to item (c) above, up to the amounts set forth in items (c)(i)(B) and (c)(ii)(B) above, respectively;

         (e) fifth, to allocate the remainder of the Mortgages Trust Available Principal Receipts, if any, to the Seller until the Seller Share of the Trust Property (as calculated on the Relevant Share Calculation Date) is equal to the Minimum Seller Share.

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

         PROVIDED THAT, in relation to items (a) through (e) above, the following rules will apply:

         (1) The amount of Mortgages Trust Available Principal Receipts to be allocated and paid to:

                 (i) Funding 1 on a Distribution Date will be reduced by an amount equal to (a) the aggregate of Funding 1 Available Revenue Receipts which are to be applied on the immediately succeeding Funding 1 Interest Payment Date in reduction of deficiencies on the Principal Deficiency Ledger less (b) the amount by which any Mortgages Trust Available Principal Receipts previously allocated to Funding 1 in the current Interest Period have been reduced in accordance with
                         (1)(i)(a) above; and

                 (ii) Funding 2 on a Distribution Date will be reduced by an amount equal to (a) the aggregate of Funding 2 Available Revenue Receipts which are to be applied on the immediately succeeding Funding 2 Interest Payment Date in reduction of deficiencies on the Funding 2 Principal Deficiency Ledger less (b) the amount by which any Mortgages Trust Available Principal Receipts previously allocated to Funding 2 in the current Interest Period have been reduced in accordance with
                         (1)(ii)(a) above;

         (2) Neither Funding 1 nor Funding 2 will be entitled to have allocated to it (nor will have allocated to it or receive) in aggregate an amount of Mortgages Trust Available Principal Receipts on a Distribution Date which is in excess of the Funding 1 Share or the Funding 2 Share of the Trust Property (as applicable) on that Distribution Date;

         (3) If on any Calculation Date prior to the occurrence of a Trigger Event, the Seller Share of the Trust Property is equal to or less than the Minimum Seller Share, the Mortgages Trustee will make provision for that amount which would have been payable to the Seller if the Seller Share of the Trust Property had been greater than the Minimum Seller Share and the Seller will not have allocated to it or receive that amount until such time as the Seller Share of the Trust Property is greater than the Minimum Seller Share and provided that (i) the Seller will not receive nor have allocated to it any such amount if a Non-Asset Trigger Event occurs and is occurring and (ii) if an Asset Trigger Event occurs and is occurring, the Seller will have allocated to it and will be paid such amount but only to the extent permitted by the rules governing distribution of Principal Receipts after the occurrence of an Asset Trigger Event.

11.3 DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE OCCURRENCE OF AN ASSET TRIGGER EVENT

         On each Distribution Date where a Non-Asset Trigger Event has occurred on or before the immediately preceding Calculation Date and an Asset Trigger Event has not occurred on or before that Calculation Date, all Mortgages Trust Available Principal Receipts shall be allocated to the Beneficiaries and distributed in the following order by the Cash
         Manager:

         (a) first, to Funding 1 and Funding 2 pari passu and pro rata according to the Funding 1 Share Percentage and the Funding 2 Share Percentage of the Trust Property (each as determined on the Relevant Share Calculation Date) until the Funding 1 Share and the Funding 2 Share of the Trust Property (each as determined on the Relevant Share Calculation Date) have been reduced to zero; and

         (b) then, the remainder, if any, shall be allocated and paid to the Seller.

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11.4     DISTRIBUTION OF PRINCIPAL RECEIPTS ON OR AFTER THE OCCURRENCE OF AN
         ASSET TRIGGER EVENT

         On each Distribution Date where an Asset Trigger Event has occurred on or before the immediately preceding Calculation Date, all Mortgages Trust Available Principal Receipts shall be allocated to the Beneficiaries and distributed pari passu and pro rata by the Cash Manager between Funding 1, Funding 2 and the Seller according to the Current Funding 1 Share Percentage, the Current Funding 2 Share Percentage and the Current Seller Share Percentage of the Trust Property (each as calculated on the Relevant Share Calculation Date) respectively until, the Funding 1 Share and the Funding 2 Share of the Trust Property are zero (and, for the avoidance of doubt, such payments may reduce the Current Seller Share to an amount less than the Minimum Seller Share). When the Funding 1 Share and the Funding 2 Share of the Trust Property are zero, the remaining Mortgages Trust Available Principal Receipts (if any) shall be allocated to the Seller.

12.      ALLOCATION OF LOSSES

         Subject as provided in this Deed (and in particular, CLAUSE 8), all Losses sustained on the Loans during a Calculation Period shall be applied in reducing pro rata the Funding 1 Share, the Funding 2 Share and the Seller Share of the Trust Property. Funding 1's share, Funding 2's share and the Seller's share of the Losses shall be determined by multiplying the Losses in the relevant Calculation Period by the Current Funding 1 Share Percentage, the Current Funding 2 Share Percentage and the Current Seller Share Percentage (each as calculated on the Relevant Share Calculation Date), the product of which shall be allocated to Funding 1, Funding 2 and the Seller, on each Calculation Date, in each case prior to calculating the allocation of Mortgages Trustee Available Principal Receipts on that Calculation Date.

13.      NEW BENEFICIARY OF THE MORTGAGES TRUST

         On not more than 60 days' written notice nor less than 20 days' written notice to the Mortgages Trustee, Funding 1, Funding 2 and the Seller may direct the Mortgages Trustee to add a New Beneficiary to the Mortgages Trust. The Mortgages Trustee shall include such designated entity as a beneficiary of the Mortgages Trust if Funding 1 (or the Funding 1 Security Trustee) and/or Funding 2 (or the Funding 2 Security Trustee) notifies the Mortgages Trustee in writing that the following conditions precedent are satisfied on the date of such inclusion:

         (a) that the Funding 1 Security Trustee and the Funding 2 Security Trustee has received written confirmation from each of the Rating Agencies that the inclusion of the New Beneficiary of the Mortgages Trust would not have an adverse effect on the then current ratings of any outstanding Notes of the Funding 1 Issuers and the Master Issuer (respectively);

         (b) no deficiency is recorded on the Principal Deficiency Ledger or the Funding 2 Principal Deficiency Ledger as at the most recent Funding 1 Interest Payment Date and Funding 2 Interest Payment Date (respectively);

         (c) no Note Event of Default or Intercompany Loan Event of Default or Master Intercompany Loan Event of Default shall have occurred which is continuing or unwaived as at the relevant Distribution Date;

         (d) requisite amendments have been made to the Transaction Documents to enable the inclusion of the New Beneficiary to the Mortgages Trust (including, without limitation, changes to the way in which the Mortgages Trustee will allocate

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                 Mortgages Trust Revenue Receipts and Mortgages Trust Principal
                 Receipts under this Deed); and

         (e) neither the General Reserve Fund nor the Funding 2 General Reserve Fund has been debited on or before the relevant Distribution Date for the purposes of curing a Principal Deficiency in respect of the Term Advances (in the case of Funding 1) or a Principal Deficiency in respect of a Loan Tranche (in the case of Funding 2) in circumstances where the General Reserve Fund or the Funding 2 General Reserve Fund (respectively) has not been replenished by a corresponding amount by the date; and

         (f) the New Beneficiary, the Mortgages Trustee, Funding 1, Funding 2, the Funding 1 Security Trustee and/or the Funding 2 Security Trustee (as applicable) have entered into an assignment agreement to provide for the assignment from the Seller, Funding 1 and/or Funding 2 (as applicable) of a portion of their beneficial interest in the Mortgages Trust to the New Beneficiary.

14.      LEDGERS

         The Mortgages Trustee shall maintain, or shall procure that there are maintained, the following Mortgages Trustee Ledgers:

         (a) the Principal Ledger, which shall record all receipts of Principal Receipts and distribution of the same to Funding 1, Funding 2 and the Seller;

         (b) the Revenue Ledger, which shall record all receipts of Revenue Receipts and distribution of the same to Funding 1, Funding 2 and the Seller;

         (c) the Losses Ledger, which shall record Losses in relation to the Loans; and

         (d) the Funding 1 Share/Funding 2 Share/Seller Share Ledger which shall record the Current Funding 1 Share, the Current Funding 2 Share, the Current Seller Share of the Trust Property, the Current Funding 1 Share Percentage, the Current Funding 2 Share Percentage and the Current Seller Share Percentage.

15.      COSTS AND EXPENSES OF THE MORTGAGES TRUSTEE

         The Mortgages Trustee shall be entitled to charge and be remunerated for the work undertaken by it as trustee of the trusts created by this Deed. The remuneration shall be on such terms (if any) as the Mortgages Trustee may from time to time agree with the Beneficiaries in writing. The Beneficiaries shall indemnify the Mortgages Trustee from time to time with such regularity as is reasonably agreed between the parties, for the documentable costs and expenses directly and properly incurred by the Mortgages Trustee in performing its obligations hereunder together with any amounts in respect of Irrecoverable VAT incurred in respect of such costs and expenses. The cost of such indemnity shall be paid in accordance with the priority of payments set out in CLAUSE 10.2 of this Deed.

16.      DIRECTIONS FROM BENEFICIARIES

16.1 On the Initial Closing Date, the Mortgages Trustee entered into the Servicing Agreement, the Cash Management Agreement, the Mortgage Sale Agreement, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement.

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16.2     Subject to CLAUSES 16.3 and 16.4 below and to the Controlling
         Beneficiary Deed and any other agreement between the Beneficiaries, the Beneficiaries direct the Mortgages Trustee to, and the Mortgages Trustee covenants with the Beneficiaries that the Mortgages Trustee shall, take all necessary steps and do everything which the Beneficiaries (acting together) may reasonably request or direct it to do in order to give effect to the terms of this Deed or the other Transaction Documents to which the Mortgages Trustee is a party, provided that at any time after the Funding 1 Share or the Funding 2 Share of the Trust Property have been reduced to zero the Mortgages Trustee shall be required to act in accordance with the directions of those of the Beneficiaries (acting together) with a share of the Trust Property greater than zero.

16.3 Each of Funding 1, Funding 2 and the Seller covenant with each other that none of them shall direct or request the Mortgages Trustee to do any act or thing which breaches the terms of, or is otherwise expressly dealt with (such that the Mortgages Trustee has no discretion) by, any of the Transaction Documents.

16.4 Subject to the Controlling Beneficiary Deed and any other agreement between the Beneficiaries, in the event of any conflict between the directions of the Funding Beneficiaries or the directions of the Funding Beneficiaries and of the Seller, then each Beneficiary irrevocably agrees that the Controlling Directions (as defined in the Controlling Beneficiary Deed) shall apply and that the Mortgages Trustee will be bound to follow the Controlling Directions as if the Controlling Directions were the direction of all of the Beneficiaries but if there are no Controlling Directions the Mortgages Trustee will not be bound to accept the directions of one Beneficiary over the other.

16.5 The Mortgages Trustee will not be bound and shall have no power to take any proceedings, actions or steps under or in connection with any of this Deed or the other Transaction Documents to which it is a party unless:

         (a) it shall have been directed to do so by the Beneficiaries or it is required to do so under any express provision of this Deed or the other Transaction Documents (but subject to CLAUSES 16.2 and 16.4 in respect of conflict of directions); and

         (b) it shall have been indemnified to its satisfaction against all liabilities, proceedings, claims and demands to which it may be or become liable and all costs, charges and expenses which may be incurred by it in connection therewith and the terms of such indemnity may include the provision of a fighting fund, non-recourse loan or other similar arrangement.

16.6     COVENANT OF THE MORTGAGES TRUSTEE

         Subject to CLAUSES 16.2 and 16.4, the Mortgages Trustee covenants with each of the Seller, Funding 1 and Funding 2 to exercise all of its rights arising under the Trust Property (including without limitation any rights of enforcement) for the benefit of and on behalf of the Beneficiaries.

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

17.      TRANSFERS

17.1     FUNDING 1 SHALL NOT ASSIGN

         Subject to the terms of the Transaction Documents (including for the avoidance of doubt, the Funding 1 Deed of Charge, the Deed of Accession and Release Supplemental to the Funding 1 Deed of Charge, the Second Supplemental Funding 1 Deed of Charge and each Deed of Accession) and the right of Funding 1 (or the Funding 1 Security Trustee or a Receiver on its behalf) to sell the Funding 1 Share of the Trust Property following the service of an Intercompany Loan Acceleration Notice (which right is hereby conferred), Funding 1 covenants with each of the Seller and Funding 2 that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Funding 1 Share in the Trust Property and/or its rights under this Deed, or any of Funding 1's rights, title and interest or benefit in the Trust Property and/or this Deed to or in favour of a third party.

17.2     FUNDING 2 SHALL NOT ASSIGN

         Subject to the terms of the Transaction Documents (including for the avoidance of doubt, the Funding 2 Deed of Charge) and the right of Funding 2 (or the Funding 2 Security Trustee or a Receiver on its behalf) to sell the Funding 2 Share of the Trust Property following the service of a Master Intercompany Loan Acceleration Notice (which right is hereby conferred), Funding 2 covenants with each of the Seller and Funding 1 that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Funding 2 Share in the Trust Property and/or its rights under this Deed, or any of Funding 2's rights, title and interest or benefit in the Trust Property and/or this Deed to or in favour of a third party.

17.3     SELLER SHALL NOT ASSIGN

         Subject to the terms of the Transaction Documents, the Seller covenants with each of Funding 1 and Funding 2 that it shall not, and shall not purport to, sell, assign, transfer, convey, charge, declare a trust over, create any beneficial interest in, or otherwise dispose of the Seller Share in the Trust Property and/or its rights under this Deed or any of the Seller's rights, title and interest or benefit in the Trust Property and/or this Deed to or in favour of a third party, without the prior consent of Funding 1 and Funding 2 (such consent not to be unreasonably withheld).

17.4     TRANSFERS TO NEW BENEFICIARY

         Subject to CLAUSE 13, the parties hereby acknowledge that a designated entity approved by the Beneficiaries may become a beneficiary to the Mortgages Trust after the Programme Date and if such entity is to become such a beneficiary then the Beneficiaries covenant with each other that the Seller and/or Funding 1 and/or Funding 2 shall be entitled to sell, assign, transfer, convey, charge, declare a trust over, create a beneficial interest in, or otherwise dispose of all or part of their respective shares in the Trust Property to such entity or, as the case may be, Funding 1, Funding 2 or the Seller.

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

18.      COVENANTS OF THE MORTGAGES TRUSTEE

         Save with the prior written consent of each of the Beneficiaries or as provided in or envisaged by this Deed and the other Transaction Documents to which the Mortgages Trustee is a party, the Mortgages Trustee shall not, so long as it is acting as Mortgages Trustee hereunder:

         (a)     NEGATIVE PLEDGE

                 create or permit to subsist any mortgage, standard security, pledge, lien, charge, assignation in security or other security interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

         (b)     DISPOSAL OF ASSETS

                 transfer, sell, lend, part with or otherwise dispose of, or deal with, or grant any option or present or future right to acquire any of its assets or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do so;

         (c)     EQUITABLE INTEREST

                 permit any person other than the Beneficiaries to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

         (d)     BANK ACCOUNTS

                 have an interest in any bank account, other than as set out in the Transaction Documents;

         (e)     RESTRICTIONS ON ACTIVITIES

                 carry on any business other than as described in this Deed and the Mortgage Sale Agreement;

         (f)     BORROWINGS

                 incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any such indebtedness;

         (g)     MERGER

                 consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person;

         (h)     EMPLOYEES OR PREMISES

                 have any employees or premises or subsidiaries;

         (i)     FURTHER SHARES

                 issue any further shares;

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

         (j)     ACQUISITIONS

                 acquire any assets other than pursuant to the terms of the Mortgage Sale Agreement and this Mortgages Trust Deed (whereby any New Portfolio shall be held by the Mortgages Trustee subject to the Mortgages Trust); or

         (k)     UNITED STATES ACTIVITIES

                 engage in any activities in the United States (directly or through agents) or derive any income from United States sources as determined under United States income tax principles or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

19.      POWER TO DELEGATE

19.1     POWER TO DELEGATE

         Subject to CLAUSE 19.2, the Mortgages Trustee may (notwithstanding any rule of law or equity to the contrary) delegate (revocably or irrevocably and for a limited or unlimited period of time) the performance of all or any of its obligations and the exercise of all or any of its powers under this Deed or imposed or conferred on it by law or otherwise to any person or body of persons fluctuating in number selected by it and any such delegation may be by power of attorney or in such other manner as the Mortgages Trustee may think fit and may be made upon such terms and conditions (including the power to sub-delegate) as the Mortgages Trustee may think fit.

19.2     NO FURTHER APPOINTMENTS

         Notwithstanding the provisions of CLAUSE 19.1, the Mortgages Trustee shall not appoint any agent, attorney or other delegate having power to act in respect of the Trust Property unless it is directed in writing to do so by the Beneficiaries. The appointment of any agent, attorney or other delegate shall terminate immediately upon the occurrence of a Trigger Event.

20.      POWERS OF INVESTMENT

         Save as expressly provided for in this Deed, the Mortgages Trustee Guaranteed Investment Contract and the Bank Account Agreement, the Mortgages Trustee shall have no further or other powers of investment with respect to the Trust Property and neither the Trustee Act 2000 nor any other provision relating to trustee powers of investment implied by statute or general law shall apply to the Mortgages Trust and, for the avoidance of doubt, the statutory power to accumulate income conferred on trustees by Section 31 of the Trustee Act 1925 is expressly excluded.

21.      OTHER PROVISIONS REGARDING THE MORTGAGES TRUSTEE

21.1     NO ACTION TO IMPAIR TRUST PROPERTY

         Except for actions expressly authorised by this Deed, the Mortgages Trustee shall take no action reasonably likely to impair the interests of the Beneficiaries in any Trust Property now existing or hereafter created or to impair the value of any Loan or its Related Security subject to the Mortgages Trust.

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

21.2     LITIGATION

         The Mortgages Trustee must not prosecute or defend any legal or other proceedings anywhere in the world (at the cost of the Trust Property) unless it obtains legal or other advice that it is in the interests of the Beneficiaries to do so.

21.3     NO IMPLIED DUTIES

         The duties and obligations of the Mortgages Trustee under the Mortgages Trust shall be determined solely by the express provisions of this Deed (but without prejudice to the duties and obligations of the Mortgages Trustee under any of the other Transaction Documents). The Mortgages Trustee shall not be liable under this Deed except for the performance of such duties and obligations as shall be specifically set forth in this Deed. No implied covenants or obligations shall be read into this Deed against the Mortgages Trustee, and the permissible right of the Mortgages Trustee to do things set out in this Deed shall not be construed as a duty.

21.4     NO LIABILITY

         None of the Mortgages Trustee, Funding 1 (in its capacity as a Beneficiary hereunder), Funding 2 (in its capacity as a Beneficiary hereunder) or the Seller (in its capacity as a Beneficiary hereunder) shall be liable to any other such party, in the absence of wilful default, negligence or breach of the terms of this Deed, in respect of any loss or damage which arises out of the exercise or attempted or purported exercise or failure to exercise any of their respective powers.

21.5     RELIANCE ON CERTIFICATES

         The Mortgages Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to the Transaction Documents by the proper party or parties.

21.6     RELIANCE ON THIRD PARTIES

         The Mortgages Trustee may, in relation to these presents, act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, broker, accountant, financial adviser, securities dealer, merchant bank, computer consultant or other expert in the United Kingdom or elsewhere and shall not, provided that it shall not have acted fraudulently or in breach of any of the provisions of the Transaction Documents, be responsible for any loss occasioned by so acting. Any such opinion, advice, certificate or information may be sent or obtained by letter, telemessage, telex, cable or facsimile device and the Mortgages Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic, provided that such error or lack of authenticity shall not be manifest.

22.      NO RETIREMENT OF MORTGAGES TRUSTEE

22.1     NO RETIREMENT

         The Mortgages Trustee shall not, and shall not purport to, retire as the trustee of the Mortgages Trust or appoint any additional trustee of the Mortgages Trust and shall have no power to retire or appoint any additional trustee under the Trustee Act 1925 or otherwise.

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22.2     NO REPLACEMENT

         None of the Seller, Funding 1 or Funding 2 shall at any time remove or purport to remove and/or replace the Mortgages Trustee as the trustee of the Mortgages Trust.

22.3     NO TERMINATION

         Prior to the payment by Funding 1 and Funding 2 of all amounts owing under the Intercompany Loan Agreements or the Master Intercompany Loan Agreement (respectively) and any other Transaction Documents, none of the Beneficiaries shall at any time, except in accordance with the provisions of CLAUSES 16 and 23 hereof, terminate or purport to terminate the Mortgages Trust and, in particular, but without prejudice to the generality of the foregoing, none of the Beneficiaries shall in reliance on their absolute beneficial interests in the Trust Property call for the transfer to them or vesting in them of the legal estate in all or any part of the Trust Property.

23.      TERMINATION

         The Mortgages Trust shall terminate in respect of the Trust Property (if any then remains) upon the later to occur of:

         (a) the date upon which all amounts due from Funding 1 and Funding 2 to the Funding 1 Secured Creditors and the Funding 2 Secured Creditors (respectively) have been paid in full; and

         (b)     any other date agreed in writing by the Beneficiaries.

24.      FURTHER ASSURANCES

         The parties agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Deed.

25.      AMENDMENTS

25.1     AMENDMENTS, WAIVERS AND CONSENTS

         Subject to CLAUSE 3 of the Controlling Beneficiary Deed and (in the case of Funding 1) CLAUSE 25.8 of the Funding 1 Deed of Charge and (in the case of Funding 2) CLAUSE 24.8 of the Funding 2 Deed of Charge no amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties to this Deed. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

25.2     ENTIRE AGREEMENT

         This Deed contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this Deed and constitutes the entire agreement among the parties with respect to the subject matter of this Deed superseding all prior oral or written understandings other than the other Transaction Documents.

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26.      NON PETITION COVENANT

         Each of the parties hereto hereby agrees that it shall not institute against either Funding 1, Funding 2 or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Funding 1 Intercompany Loan Agreement (in the case of Funding 1 and the Mortgages Trustee) or the Master Intercompany Loan Agreement (in the case of Funding 2 and the Mortgages Trustee) for the duration of one year plus one day since the last day on which any such sum was outstanding.

27.      NO PARTNERSHIP OR AGENCY

         Nothing in this Deed shall be taken to constitute or create a partnership between any of the parties to this Deed or to make or appoint the Seller the agent of Funding 1 (or vice versa) or the agent of Funding 2 (or vice versa) or Funding 1 the agent of Funding 2 (or vice versa).

28.      CALCULATIONS

         In the absence of manifest error, any determination or calculation made by or on behalf of the Mortgages Trustee in connection with the provisions of this Deed shall be deemed to be conclusive.

29.      NO WAIVER; REMEDIES

         No failure on the part of any party to this Deed to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

30.      EXECUTION IN COUNTERPARTS/SEVERABILITY

30.1 This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

30.2 Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

31.      TAX

31.1 Any payment by Funding 1 or Funding 2 to the other or to the Seller to increase its share of the Trust Property shall be inclusive of VAT (if any).

31.2 Any payment by the Seller to Funding 1 or Funding 2 which would increase its share of the Trust Property shall be exclusive of VAT (if any).

31.3 Any stamp duty or stamp duty reserve tax in respect of any increase in the Funding 1 Share or the Funding 2 Share of the Trust Property shall be payable by the Seller.

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32.      CONFIDENTIALITY

32.1     GENERAL OBLIGATION OF CONFIDENTIALITY

         Unless otherwise required by applicable law, and subject to CLAUSE
         32.2 below, each of the parties agrees not to disclose to any person any information relating to the business, finances or other matters of a confidential nature of or relating to any other party to this Deed or any of the Transaction Documents which it may have obtained as a result of having entered into this Deed or otherwise.

32.2     EXCEPTIONS

         The provisions of CLAUSE 32.1 above shall not apply:

         (a) to the disclosure of any information to any person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;

         (b) to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient;

         (c) to the extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Taxation authority;

         (d) to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

         (e) to the disclosure of any information with the consent of the parties to this Deed;

         (f) to the disclosure to the Rating Agencies or any of them of such information as may be requested by any of them for the purposes of setting or reviewing the rating assigned to the Notes of any of the Funding 1 Issuers or of the Master Issuer (or any of them), provided that no information which would disclose the identity of a Borrower shall be disclosed to the Rating Agencies or any of them;

         (g) to the disclosure of any information disclosed to a prospective assignee of Funding 1 or Funding 2 (provided that it is disclosed on the basis that the recipient will hold it confidential); or

         (h) to any disclosure for the purposes of collecting in or enforcing the Trust Property or any of it.

33.      EXCLUSION OF THIRD PARTY RIGHTS

         Except in the case of the Funding 1 Security Trustee and the Funding 2 Security Trustee as expressly provided hereunder, the parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

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34.      ADDRESSES FOR NOTICES

         Any notices to be given pursuant to this Deed will be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and will be deemed to be given (in the case of facsimile transmission) when despatched (where delivered by hand) on the day of delivery if delivered before 17:00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Seller: to Bank of Scotland plc, Halifax Division, at Level 3, Lovell Park, 1 Lovell Park Road, Leeds LS1 1NS (facsimile number +44 (020) 1132 357511) for the attention of the Head of Mortgage Securitisation with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (facsimile number +44 (0) 1534 726391) for the attention of the Company Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (d) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (e) in the case of the Share Trustee: to 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (facsimile number +44 (0) 1534 726391) for the attention of the Company Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds; and

         (f) in each case of the Funding 1 Security Trustee and the Funding 2 Security Trustee: to The Bank of New York, One Canada Square, London E14 5AL, (facsimile number +44 (0)20 7964 2533) for the attention of Corporate Trust Administration - ABS/MBS, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 34.

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35.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

35.1     GOVERNING LAW

         This Deed is governed by English law.

35.2     SUBMISSION TO JURISDICTION

         Each party to this Deed hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited at 35 Great St. Helen's, London EC3A 6AP as its agent for service of process.

36.      EXCLUSION OF TRUSTEE ACT 2000

         The Trustee Act 2000 is hereby excluded to the maximum extent permissible, to the intent that it shall not apply to the trusts constituted by this Deed and that the parties shall be in the same position as they would be had that Act not come into force.

IN WITNESS of which this Deed has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.

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                                  SIGNATORIES

SELLER, CASH MANAGER AND BENEFICIARY

EXECUTED as a DEED by                                   ) /S/ IAN STEWART
BANK OF SCOTLAND PLC                                    )
acting by its attorney                                  ) /S/ DAVID WILKINSON
in the presence of:                                     )

Witness's Signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

FUNDING 1

EXECUTED as a DEED by                                   ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 1)                               )
LIMITED acting by two directors                         ) /S/ HELENA WHITAKER

FUNDING 2

EXECUTED as a DEED by                                   ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 2)                               )
LIMITED acting by two directors                         ) /S/ HELENA WHITAKER

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of                         )
PERMANENT MORTGAGES TRUSTEE                             )
LIMITED, a company incorporated in Jersey,              )
Channel Islands, by                                     )
being a person who, in                                  ) /S/ ABU KAPADIA
accordance with the laws of that territory is acting    )
under the authority of the company, in the presence     )
of:                                                     )

Witness's Signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

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

SHARE TRUSTEE OF THE MORTGAGES TRUSTEE

EXECUTED as a DEED by                                   ) /S/ ABU KAPADIA
SFM OFFSHORE                                            )
LIMITED                                                 )
acting by its attorney                                  )
in the presence of:                                     )

Witness's Signature: /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

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